Pilgrim’s Pride Reports First Quarter 2023 Results with $4.2 Billion in Net Sales and Operating Income of $31.3 Million

GREELEY, Colo., April 26, 2023 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's largest poultry producers, reports its first quarter 2023 financial results.

First Quarter Highlights
•Net Sales of $4.2 billion.
•GAAP Net Income of $5.6 million and GAAP EPS of $0.02. Adjusted Net Income of $19.0 million or Adjusted EPS of $0.08.
•Consolidated GAAP operating income margin of 0.8%.
•Adjusted EBITDA of $151.9 million, or a 3.6% margin, with adjusted EBITDA margins of 1.8% in the U.S., 5.3% in the U.K. & Europe, and 8.5% in Mexico.
•Our U.S. business improved relative to prior quarter due to our diversified portfolio across bird sizes and branded offerings, operational excellence improvements, and Key Customer growth despite elevated grain pricing, depressed commodity values, and continued inflation.
•Prepared Foods business continued its momentum in branded fully cooked products as Just Bare® and Pilgrim’s® collectively grew over 68% year over year. E-commerce remains a key contributor to our branded sales with 19% share.
•The U.K. and Europe business continued to recover given benefits from back office integration, manufacturing network optimization, and growth and innovation with Key Customers.
•Mexico business rebounded as previous challenges in live operations diminished and overall market fundamentals returned to more balanced levels during the quarter.
•We successfully executed a $1 Billion bond offering in unsecured investment grade debt, with great market support, being significantly oversubscribed.
•We continued to grow and diversify our portfolio, support our Key Customer growth and operational excellence efforts as our expansion at Athens, Georgia facility, automation improvements, and our new protein conversion plant in south Georgia all remain on track.
•Our journey to be a Sustainability leader continued as we recently unveiled an advanced poultry farm in our U.K. & Europe region that can eliminate nearly all its greenhouse gas emissions as we work with our entire supply chain to achieve our ambitious Sustainability targets.

(Unaudited)	Three Months Ended
	March 26, 2023	March 27, 2022	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$4,165.6	$4,240.4	(1.8)%
U.S. GAAP EPS	$0.02	$1.15	(98.3)%
Operating income	$31.3	$402.0	(92.2)%
Adjusted EBITDA(1)	$151.9	$501.8	(69.7)%
Adjusted EBITDA margin(1)	3.6%	11.8%	-8.2	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.
“Our strategy of fostering our partnerships with Key Customers, operational excellence and growing our diversified portfolio of businesses, has demonstrated its resilience to a variety of market challenges over the last few years,” said Fabio Sandri, Chief Executive Officer.
“Despite improving market fundamentals during the quarter, business conditions remained difficult given elevated input costs, persistent inflation, and ample protein availability. Nonetheless, our team members’ relentless determination supported an improvement in margins relative to the prior quarter in all geographies,” said Fabio Sandri.
The U.S. business improved on the strength of both Small Birds and Prepared Foods. Case Ready continued to drive growth above industry averages with Key Customers, whereas Big Bird Debone made operational improvements throughout the quarter.
“Our U.S. commodity business continued to face exceptionally challenging circumstances, especially in January. Nevertheless, our diverse portfolio across bird sizes and branded offerings mitigated market impacts, whereas our intense focus on operational excellence enhanced our performance. Our commitment to profitable growth continues as our automation projects, plant expansion at Athens, Georgia, and construction of a new protein conversion plant in south Georgia all remain on track,” remarked Fabio Sandri.
Although the U.K. and Europe business also faced continued inflationary headwinds and seasonal changes in demand, investments in network optimization and key customer partnerships alleviated these impacts as adjusted EBITDA margins continue to improve.
“Our U.K. and Europe team worked diligently of over the past year to mitigate inflationary supply chain pressures. Their relentless focus on driving scale and cost synergies across our businesses enhanced our ability to work and grow with Key Customers”, said Fabio Sandri.
The Mexico business rebounded solidly throughout the quarter as live operations improved and market fundamentals stabilized. As a result, margins returned to historical levels.
“I’m proud of the Mexico team to quickly remediate pressing issues in live operations to meet Key Customer needs, drive operational excellence to alleviate the impact from demanding business conditions, and diversify our portfolio through innovation and branded growth,” remarked Fabio Sandri.
Pilgrim’s also continues to drive its Sustainability efforts as it recently unveiled a state-of-the-art poultry farm in the U.K. that can reduce emissions by nearly 100% from the redesign of housing along with the application of solar and heating technologies.
“Throughout the past year, we’ve had an intense focus on reducing energy intensity at our processing plants. I’m pleased that we’ve extended our efforts throughout our supply chain to create ways to further reduce our greenhouse gas emissions footprint, creating a better future for all team members,” said Fabio Sandri.

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, April 27, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc230427.html

You may also reach the pre-registration link by logging in through the investor section of our website at
https://ir.pilgrims.com in the “Events & Presentations” section.

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.”

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com.
About Pilgrim’s Pride
Pilgrim’s employs approximately 62,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.
Forward-Looking Statements
Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Andrew Rojeski
Head of Strategy, Investor Relations, & Net Zero Programs
IRPPC@pilgrims.com
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 26, 2023	December 25, 2022
	(In thousands)
Cash and cash equivalents	$150,687	$400,988
Restricted cash and restricted cash equivalents	33,879	33,771
Trade accounts and other receivables, less allowance for credit losses	1,237,366	1,097,212
Accounts receivable from related parties	2,125	2,512
Inventories	2,022,110	1,990,184
Income taxes receivable	143,974	155,859
Prepaid expenses and other current assets	232,453	211,092
Total current assets	3,822,594	3,891,618
Deferred tax assets	7,955	1,969
Other long-lived assets	16,978	41,574
Operating lease assets, net	290,175	305,798
Intangible assets, net	848,895	846,020
Goodwill	1,243,613	1,227,944
Property, plant and equipment, net	2,997,295	2,940,846
Total assets	$9,227,505	$9,255,769

Accounts payable	$1,517,470	$1,587,939
Accounts payable to related parties	20,481	12,155
Revenue contract liabilities	47,766	34,486
Accrued expenses and other current liabilities	862,753	850,899
Income taxes payable	18,951	58,411
Current maturities of long-term debt	26,326	26,279
Total current liabilities	2,493,747	2,570,169
Noncurrent operating lease liabilities, less current maturities	219,350	230,701
Long-term debt, less current maturities	3,196,615	3,166,432
Deferred tax liabilities	347,166	364,184
Other long-term liabilities	64,107	71,007
Total liabilities	6,320,985	6,402,493
Common stock	2,619	2,617
Treasury stock	(544,687)	(544,687)
Additional paid-in capital	1,971,038	1,969,833
Retained earnings	1,754,686	1,749,499
Accumulated other comprehensive loss	(290,042)	(336,448)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,893,614	2,840,814
Noncontrolling interest	12,906	12,462
Total stockholders’ equity	2,906,520	2,853,276
Total liabilities and stockholders’ equity	$9,227,505	$9,255,769

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 26, 2023	March 27, 2022
	(In thousands, except per share data)
Net sales	$4,165,628	$4,240,395
Cost of sales	3,992,581	3,698,415
Gross profit	173,047	541,980
Selling, general and administrative expense	133,678	139,967
Restructuring activities	8,026	—
Operating income	31,343	402,013
Interest expense, net of capitalized interest	42,662	36,296
Interest income	(3,600)	(1,274)
Foreign currency transaction losses	18,143	11,536
Miscellaneous, net	(22,653)	(324)
Income (loss) before income taxes	(3,209)	355,779
Income tax expense (benefit)	(8,840)	75,219
Net income	5,631	280,560
Less: Net income attributable to noncontrolling interests	444	122
Net income attributable to Pilgrim’s Pride Corporation	$5,187	$280,438

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	236,585	243,670
Effect of dilutive common stock equivalents	579	630
Diluted	237,164	244,300

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.02	$1.15
Diluted	$0.02	$1.15

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 26, 2023	March 27, 2022
	(In thousands)
Cash flows from operating activities:
Net income	$5,631	$280,560
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	98,257	102,142
Deferred income tax benefit	(26,309)	(21,917)
Gain on property disposals	(9,333)	1,855
Loan cost amortization	1,333	1,280
Stock-based compensation	1,200	1,963
Accretion of discount related to Senior Notes	429	429
Adjustment to previously recognized asset impairment	(130)	—
Loss (gain) on equity-method investments	(4)	8
Changes in operating assets and liabilities:
Trade accounts and other receivables	(132,791)	(66,669)
Inventories	(30,267)	(146,035)
Prepaid expenses and other current assets	(20,268)	(5,889)
Accounts payable, accrued expenses and other current liabilities	(43,662)	(2,454)
Income taxes	3,149	84,780
Long-term pension and other postretirement obligations	949	(1,101)
Other operating assets and liabilities	(9,888)	(1,956)
Cash provided by (used in) operating activities	(161,704)	226,996
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(131,701)	(81,578)
Proceeds from property disposals	12,631	849
Proceeds from insurance recoveries	1,599	—
Purchase of acquired business, net of cash acquired	—	(4,847)
Cash used in investing activities	(117,471)	(85,576)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	35,000	228,505
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(6,527)	(32,093)
Payment of equity distribution under Tax Sharing Agreement between JBS USA Holdings and Pilgrim’s Pride Corporation	(1,592)	(1,961)
Purchase of common stock under share repurchase program	—	(27,023)
Payments of capitalized loan costs	—	(1,098)
Payments on early extinguishment of debt	—	—
Cash provided by financing activities	26,881	166,330
Effect of exchange rate changes on cash and cash equivalents	2,101	(2,073)
Increase (decrease) in cash, cash equivalents and restricted cash	(250,193)	305,677
Cash, cash equivalents and restricted cash, beginning of period	434,759	450,121
Cash, cash equivalents and restricted cash, end of period	$184,566	$755,798

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) costs related to litigation settlements, (3) restructuring activities losses, (4) transaction costs related to acquisitions, (5) property insurance recoveries for Mayfield, Kentucky tornado property damage losses, and (6) net income attributable to noncontrolling interests. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 26, 2023	March 27, 2022
	(In thousands)
Net income	$5,631	$280,560
Add:
Interest expense, net(a)	39,062	35,022
Income tax expense (benefit)	(8,840)	75,219
Depreciation and amortization	98,257	102,142
EBITDA	134,110	492,943
Add:
Foreign currency transaction losses(b)	18,143	11,536
Litigation settlements(c)	11,200	500
Restructuring activities losses(d)	8,026	—
Transaction costs related to acquisitions(e)	—	717
Minus:
Property insurance recoveries for Mayfield tornado losses(f)	19,086	3,815
Net income attributable to noncontrolling interest	444	122
Adjusted EBITDA	$151,949	$501,759
(a)Interest expense, net, consists of interest expense less interest income.

(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(f)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

The summary unaudited consolidated income statement data for the twelve months ended March 26, 2023 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 27, 2022 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 25, 2022 and (2) the applicable unaudited consolidated income statement data for the three months ended March 26, 2023.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	June 26, 2022	September 25, 2022	December 25, 2022	March 26, 2023	March 26, 2023
	(In thousands)
Net income (loss)	$362,021	$258,999	$(155,042)	$5,631	$471,609
Add:
Interest expense, net	37,102	34,222	37,298	39,062	147,684
Income tax expense (benefit)	112,711	65,749	25,256	(8,840)	194,876
Depreciation and amortization	99,854	98,966	102,148	98,257	399,225
EBITDA	611,688	457,936	9,660	134,110	1,213,394
Add:
Foreign currency transaction losses	2,758	54	16,469	18,143	37,424
Litigation settlements	8,482	19,300	5,804	11,200	44,786
Restructuring activities losses	—	—	30,466	8,026	38,492
Transaction costs related to acquisitions	255	—	(24)	—	231
Minus:
Property insurance recoveries for Mayfield tornado losses	—	16,182	(417)	19,086	34,851
Net income (loss) attributable to noncontrolling interest	(95)	647	(66)	444	930
Adjusted EBITDA	$623,278	$460,461	$62,858	$151,949	$1,298,546

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Three Months Ended
	March 26, 2023	March 27, 2022	March 26, 2023	March 27, 2022
	(In thousands)
Net income	$5,631	$280,560	0.14%	6.62%
Add:
Interest expense, net	39,062	35,022	0.94%	0.83%
Income tax expense (benefit)	(8,840)	75,219	(0.21)%	1.77%
Depreciation and amortization	98,257	102,142	2.35%	2.40%
EBITDA	134,110	492,943	3.22%	11.62%
Add:
Foreign currency transaction losses	18,143	11,536	0.43%	0.27%
Litigation settlements	11,200	500	0.27%	0.01%
Restructuring activities losses	8,026	—	0.19%	—%
Transaction costs related to business acquisitions	—	717	—%	0.02%
Minus:
Property insurance recoveries for Mayfield tornado losses	19,086	3,815	0.46%	0.09%
Net income attributable to noncontrolling interest	444	122	0.01%	—%
Adjusted EBITDA	$151,949	$501,759	3.64%	11.83%

Net sales	$4,165,628	$4,240,395	$4,165,628	$4,240,395

Adjusted EBITDA by segment figures s are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended				Three Months Ended
	March 26, 2023				March 27, 2022
	U.S.	U.K. & Europe	Mexico	Total	U.S.	U.K. & Europe	Mexico	Total
	(In thousands)				(In thousands)
Net income (loss)	$(53,590)	$20,813	$38,408	$5,631	$234,467	$(11,849)	$57,942	$280,560
Add:
Interest expense, net(a)	41,365	(198)	(2,105)	39,062	35,366	582	(926)	35,022
Income tax expense (benefit)	(16,822)	5,923	2,059	(8,840)	70,858	(9,631)	13,992	75,219
Depreciation and amortization	60,237	32,277	5,743	98,257	60,392	35,555	6,195	102,142
EBITDA	31,190	58,815	44,105	134,110	401,083	14,657	77,203	492,943
Add:
Foreign currency transaction losses (gains)(b)	20,313	(616)	(1,554)	18,143	13,301	(4)	(1,761)	11,536
Litigation settlements(c)	11,200	—	—	11,200	500	—	—	500
Restructuring activities(d)	—	8,026	—	8,026	—	—	—	—
Transaction costs related to acquisitions(e)	—	—	—	—	592	125	—	717
Minus:
Property insurance recoveries for Mayfield tornado losses(f)	19,086	—	—	19,086	3,815	—	—	3,815
Net income attributable to noncontrolling interest	—	—	444	444	—	—	122	122
Adjusted EBITDA	$43,617	$66,225	$42,107	$151,949	$411,661	$14,778	$75,320	$501,759
(a)Interest expense, net, consists of interest expense less interest income.
(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.
(c)This represents expenses recognized in anticipation of probable settlements in ongoing litigation.
(d)Restructuring charges is primarily related to restructuring initiatives at multiple production facilities throughout our U.K. and Europe reportable segment.
(e)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(f)This represents property insurance recoveries for the property damage losses incurred as a result of the tornado in Mayfield, KY in December 2021.

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income (loss) attributable to Pilgrim's certain items of expense and deducting from Net income (loss) attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income (loss) attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended
	March 26, 2023	March 27, 2022
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$5,187	$280,438
Add:
Foreign currency transaction losses	18,143	11,536
Litigation settlements	11,200	500
Restructuring activities losses	8,026	—
Transaction costs related to acquisitions	—	717
Minus:
Property insurance recoveries for Mayfield tornado losses	19,086	3,815
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	23,470	289,376
Net tax impact of adjustments(a)	(4,424)	(2,226)
Adjusted net income attributable to Pilgrim's	$19,046	$287,150
Weighted average diluted shares of common stock outstanding	237,164	244,300
Adjusted net income attributable to Pilgrim's per common diluted share	$0.08	$1.18
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended
	March 26, 2023	March 27, 2022
	(In thousands, except per share data)
GAAP EPS	$0.02	$1.15
Add:
Foreign currency transaction losses	0.08	0.06
Litigation settlements	0.05	—
Restructuring activities losses	0.03	—
Transaction costs related to acquisitions	—	—
Minus:
Property insurance recoveries for Mayfield tornado losses	0.08	0.02
Adjusted EPS before tax impact of adjustments	0.10	1.19
Net tax impact of adjustments(a)	(0.02)	(0.01)
Adjusted EPS	$0.08	$1.18

Weighted average diluted shares of common stock outstanding	237,164	244,300
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended
	March 26, 2023	March 27, 2022
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$2,432,568	$2,581,208
U.K. and Europe	1,239,264	1,191,982
Mexico	493,796	467,205
Total net sales	$4,165,628	$4,240,395

Sources of cost of sales by geographic region of origin:
U.S.	$2,394,239	$2,159,204
U.K. and Europe	1,155,071	1,152,903
Mexico	443,284	386,322
Elimination	(13)	(14)
Total cost of sales	$3,992,581	$3,698,415

Sources of gross profit by geographic region of origin:
U.S.	$38,329	$422,004
U.K. and Europe	84,193	39,079
Mexico	50,512	80,883
Elimination	13	14
Total gross profit	$173,047	$541,980

Sources of operating income (loss) by geographic region of origin:
U.S.	$(28,106)	$355,075
U.K. and Europe	25,261	(21,640)
Mexico	34,175	68,564
Elimination	13	14
Total operating income	$31,343	$402,013